EXHIBIT 8.1

LIST OF SUBSIDIARIES

The following table lists our subsidiaries and their jurisdiction of incorporation as of June 30, 2025:

Agricultural Business

			% of ownership interest held by the Company
Name of the entity	Country	Principal activity	06.30.2025
Cresud's direct equity interest in:
BrasilAgro (1) (2)	Brazil	Agricultural	35.22%
Futuros y Opciones.Com S.A. (3)	Argentina	Brokerage	51.21%
Helmir S.A.	Uruguay	Investment	100.00%
IRSA (4)	Argentina	Real estate	54.06%
JOFSHI S.A.U.	Argentina	Investment	100.00%
BrasilAgro's direct equity interest in:
Araucária Ltda.	Brazil	Agricultural	100.00%
Cajueiro Ltda.	Brazil	Agricultural	100.00%
Ceibo Ltda.	Brazil	Agricultural	100.00%
Cremaq Ltda.	Brazil	Agricultural	100.00%
Flamboyant Ltda.	Brazil	Agricultural	100.00%
Jaborandi Ltda.	Brazil	Agricultural	100.00%
Jaborandi Propriedades Agrícolas S.A.	Brazil	Agricultural	100.00%
Mogno Ltda.	Brazil	Agricultural	100.00%
Palmeiras S.A.	Paraguay	Agricultural	100.00%
Agropecuaria Morotí S.A.	Paraguay	Agricultural	100.00%
Agrifirma Agro Ltda.	Brazil	Agricultural	100.00%
Agropecuaria Acres del Sud S.A. (2)	Bolivia	Agricultural	100.00%
Ombú Agropecuaria S.A.	Bolivia	Agricultural	100.00%
Yatay Agropecuaria S.A.	Bolivia	Agricultural	100.00%
Yuchán Agropecuaria S.A. (2)	Bolivia	Agricultural	100.00%
Futuros y Opciones.Com. S.A.'s direct equity interest in:
Amauta Agro S.A. (5)	Argentina	Agricultural	98.25%
FyO Acopio S.A. (5)	Argentina	Grain warehousing and brokerage	98.25%
FyO Chile SPA	Chile	Brokerage	100.00%
Helmir S.A.'s direct equity interest in:
FyO Holding S.A.	Uruguay	Investment	50.10%

(1)

The Company exercises “de facto control” over BrasilAgro as a result of (i) the percentage and concentration of voting rights of the Company, and the absence of other shareholders with significant voting rights, (ii) the absence of a voting agreement among the other shareholders to vote together as a group, and (iii) the record of attendance to Shareholders’ Meetings and the record of votes casted by the other shareholders; the Company’s effective control to direct BrasilAgro’s relevant activities has been exercised through its seat in the Board of Directors. See Note 7 to our Audited Consolidated Financial Statements for further information regarding to Brasilagro.

(2)	Includes interest indirectly held through Helmir.
(3)

As of June 30, 2025, the Company owns 51.75%, of the common shares of Futuros y Opciones S.A (FyO), respectively. The preferred options held by FyO management have only economic rights, the voting rights are held by common shareholders.

(4)	As of June 30, 2025, Helmir does not own any stake in IRSA.
(5)	Includes direct participation of Cresud.

Urban Properties and Investments Business

			% of ownership interest held by the Company
Name of the entity	Country	Principal activity	06.30.2025
IRSA's direct equity interest:
ECLASA	Argentina	Investment	100.00%
Hoteles Argentinos S.A.U.	Argentina	Hotel	100.00%
Inversora Bolívar S.A.	Argentina	Investment	100.00%
Llao Llao Resorts S.A. (1)	Argentina	Hotel	50.00%
Nuevas Fronteras S.A.	Argentina	Hotel	76.34%
Palermo Invest S.A.	Argentina	Investment	100.00%
Ritelco S.A.U.	Uruguay	Investment	100.00%
Tyrus S.A.	Uruguay	Investment	100.00%
Arcos del Gourmet S.A.	Argentina	Real estate	90.00%
Emprendimiento Recoleta S.A. (in liquidation)	Argentina	Real estate	53.68%
Fibesa S.A.U.	Argentina	Real estate	100.00%
Panamerican Mall S.A.	Argentina	Real estate	80.00%
Shopping Neuquén S.A.	Argentina	Real estate	99.95%
Torodur S.A.	Uruguay	Investment	100.00%
EHSA	Argentina	Investment	70.00%
We Are Appa S.A.	Argentina	Design and software development	93.63%
Shefa Fiduciaria S.A.U.	Argentina	Fiduciary	100.00%
Fideicomiso Shefa V.C.	Argentina	Investment	100.00%
Tyrus S.A.'s direct equity interest in:
DFL y DN B.V.	Bermudas/ Netherlands	Investment	99.65%
Sheha Holding LLC	United States	Investment	100.00%
IRSA International LLC	United States	Investment	100.00%
Liveck Ltd. (2)	British Virgin Islands	Investment	100.00%
Real Estate Investment Group V LP (REIG V)	Bermudas	Investment	100.00%
Real Estate Strategies LLC	United States	Investment	100.00%
DFL's direct equity interest in:
IDB Development Corporation Ltd.	Israel	Investment	100.00%
Dolphin IL Investment Ltd.	Israel	Investment	100.00%

(1)	The Company has consolidated the investment in Llao Llao Resorts S.A. considering its equity interest and a shareholders agreement that confers its majority of votes in decision-making process.

(2)	Includes Tyrus’ and IRSA’s equity interests.